U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2004

AMEDISYS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

0-24260	11-3131700
(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Mead Road, Suite 300, Baton Rouge, LA 70816

(Address of principal executive offices including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

ITEM 1.	CHANGES IN CONTROL OF REGISTRANT

Not applicable

ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

On January 5, 2004, Amedisys, Inc. (the “Purchaser”) entered into an agreement to purchase certain assets and certain liabilities of ten home health agencies and two hospice agencies (collectively, the “Acquired Entities”) that operated as departments of individual hospitals (the “Sellers”) owned by Tenet Healthcare Corporation. The Acquired Entities are Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc. The Purchaser had no material relationship with the Sellers or any of their affiliates prior to this transaction.

The transaction closed in three stages. Control over the first four agencies was transferred effective March 1, 2004. The second group was transferred effective April 1, 2004, with the final transfer effective May 1, 2004. The purchase price of approximately $19.1 million was comprised of $14.2 million in cash at initial closing, with the balance paid in two equal installments on April 1, 2004 and May 1, 2004.

The assets acquired consisted primarily of Medicare and Medicaid provider numbers; furniture, fixtures, equipment, and leasehold improvements; inventory; prepaid expenses; advances and deposits; office supplies; records and files; transferable governmental licenses and permits; and rights in, to and under specified licenses, contracts, leases and agreements. The liabilities assumed were the paid-time-off balances of the Sellers’ employees, the value of which was offset from the cash paid to Sellers at closing, and obligations arising on or subsequent to the closing dates under the assumed contracts. This acquisition is being accounted for as a purchase.

ITEM 3.	BANKRUPTCY OR RECEIVERSHIP

Not applicable

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

Not applicable

ITEM 6.	RESIGNATIONS OF REGISTRANT’S DIRECTORS

Not applicable

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

The financial statements related to the acquisition required pursuant to Article 3-05 of Regulation S-X are attached hereto as Annex A.

(b)	Pro Forma Financial Information.

The pro forma financial information related to the acquisition required pursuant to Article 11 of Regulation S-X is attached hereto as Annex B.

(c)	Exhibit

No.

2.1 (i)	Asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i) Previously filed as an exhibit to form 8-K on March 16, 2004.

2.2 (i)	Amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i) Previously filed as an exhibit to form 8-K on March 16, 2004.

2.3 (i)	Second amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, St. Mary’s Hospital Home Health, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i) Previously filed as an exhibit to form 8-K on March 16, 2004.

2.4 (i)	Third amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i) Previously filed as an exhibit to form 8-K on March 16, 2004.

2.5 (i)	Fourth amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i) Filed herewith.

2.6 (i)	Fifth amendment to asset purchase agreement by and between Amedisys, Inc. and Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc.

(i) Filed herewith.

23 (i)	Consent of Independent Registered Public Accounting Firm

(i) Filed herewith.

ITEM 8.	CHANGE IN FISCAL YEAR

Not applicable

ITEM 9.	REGULATION FD DISCLOSURE

Not applicable

ITEM 10.	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not applicable

ITEM 11.	TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLAN

Not applicable

ITEM 12.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Gregory H. Browne
Gregory H. Browne Chief Financial Officer

DATE: July 15, 2004

ANNEX A

[KPMG LOGO]

THE ACQUIRED ENTITIES

Combined Statement of Direct Revenues and Direct Operating Expenses

December 31, 2003

(With Report of Independent Registered Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Amedisys, Inc.:

We have audited the accompanying combined Statement of Direct Revenues and Direct Operating Expenses (Financial Statement) of the Acquired Entities for the year ended December 31, 2003. The Financial Statement is the responsibility of the Acquired Entities’ management. Our responsibility is to express an opinion on the Financial Statement based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Financial Statement was prepared to present the direct revenues and direct operating expenses in connection with the acquisition of the Acquired Entities by Amedisys, Inc., as described in Note 2 to the Financial Statement, and is not intended to be a complete presentation of the Acquired Entities’ financial position, results of operations or cash flows.

In our opinion, the Financial Statement referred to above presents fairly, in all material respects, the direct revenues and direct operating expenses described in Note 2 of the Financial Statement for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Baton Rouge, Louisiana

July 14, 2004

The Acquired Entities

(An aggregation of Individual Departments within ten Tenet Hospitals)

Combined Statement of Direct Revenues and Direct Operating Expenses

(Amounts in thousands)

For the year ended December 31, 2003
Direct revenues, net	$26,716
Direct cost of revenues	12,342

Gross profit	14,374
Direct operating expenses:
Salary, wage and benefit expenses	6,324
General and administrative expenses	2,804

Total direct operating expenses	9,128

Excess of direct revenues over direct expenses	$5,246

See accompanying notes to combined statement of direct revenues and direct operating expenses.

The Acquired Entities

Notes to Combined Statement of Direct Revenues and Direct Operating Expenses

For the Year ended December 31, 2003

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1. Business Description

The operations of the Acquired Entities is a combination of 10 home care agencies and two hospice agencies that operated as departments of individual hospitals owned by Tenet Healthcare Corporation (“THC”). The agencies combined and their respective acquisition are as follows:

Home Health	Acquisition Date

1. Cypress-Fairbanks Home Health	March 1, 2004
2. First Community Home Care	March 1, 2004
3. Memorial Home Care	March 1, 2004
4. Professional Home Health	March 1, 2004
5. Brookwood Home Care Services	April 1, 2004
6. Spalding Regional Home Health	April 1, 2004
7. St. Francis Home Health and Hospice	April 1, 2004
8. Tenet Home Care of Broward County	May 1, 2004
9. Tenet Home Care of Miami-Dade	May 1, 2004
10. Tenet Home Care of Palm Beach	May 1, 2004

Hospice

1. Brookwood Health Services, Inc.	April 1, 2004
2. St. Francis Home Health and Hospice	April 1, 2004

These operations are primarily located in the Southern and Southeastern United States.

2. Basis of Presentation

The accounting and reporting policies of the Acquired Entities conform to accounting principles generally accepted in the United States. Certain estimates and assumptions are required that affect the amounts as reported in the combined statement of direct revenues and direct operating expenses and accompanying notes. Actual results could differ from those estimates, and such differences could be material.

THC did not maintain distinct and separate accounts necessary to present full financial statements for the Acquired Entities. THC, through each of its owned hospitals, has historically tracked the operating results of the Acquired Entities by preparing statements of direct revenues and direct expenses. THC did not allocate indirect costs at the Acquired Entities level due to the immateriality of the Acquired Entities’ operations to total THC operations. Therefore, in lieu of a combined statement of operations presentation, a combined statement of direct revenues and direct operating expenses is presented. The combined statement of direct revenues and direct operating expenses include the direct revenues and direct operating expenses directly attributable to each location’s operations. Direct cost of revenues reflect the cost of providing patient care, including salaries and wages, contract labor, travel and supplies expense. Direct operating expenses include administrative salaries and wages, as well as general and administrative expenses for purchased services, supplies and other, bad debt expense, utilities, telephone, repairs, maintenance, travel, training, and building and equipment rent. Building rent expense is an allocation from the hospital in which the Acquired Entity is located. The combined statement does not include interest expense, income taxes, or any indirect costs relating to functions such as personnel, legal, accounting, treasury, and information systems because these costs are not separately identified in the accounting records for the Acquired Entities. In addition, management believes that these costs would not be representative of the costs that would have been incurred on a stand alone basis or as part of Amedisys, Inc.

A combined balance sheet of the Acquired Entities is not presented because only an insignificant portion of the purchase price is allocable to tangible assets that are included in the Acquired Entities books. Approximately $19.0 million of the purchase price totalling $19.1 million was preliminarily allocated to intangible assets. Also, because THC did not account separately for the treasury operations of the Acquired Entities, i.e. cash was included in the enterprise cash management of THC rather than at the Acquired Entities’ level, it is impracticable to prepare a combined statement of cash flows.

THE ACQUIRED ENTITIES

Notes to Combined Statement of Direct Revenues and Direct Operating Expenses

For the Year Ended December 31, 2003

3. Summary of Accounting Policies

Revenue Recognition - Home Care

Medicare Home Care Revenue

Medicare represents 80% of the Acquired Entities’ home care net revenues. Prior to the implementation of the Medicare Prospective Payment System (“PPS”) on October 1, 2000, reimbursement for home health care services to patients covered by the Medicare program was based on reimbursement of allowable costs subject to certain limits. Final reimbursement was determined after submission of annual cost reports and audits thereof by the fiscal intermediaries. Under the new PPS rules, annual cost reports are still required as a condition of participation in the Medicare program. However, there are no final settlements or retroactive adjustments. Net revenue does not include the impact of any prior year settlement activity or changes in reserves for open cost reports. Such amounts were not passed down by THC to the Acquired Entity level.

Under the PPS, Medicare pays the service provider based on episodes of care. An episode of care is defined as a length of care up to 60 days with multiple continuous episodes allowed. A base episode payment is established by the Medicare Program through federal legislation for all episodes of care ended on or after the applicable time periods detailed below:

Period	Base episode payment
Beginning October 1, 2000 through March 31, 2001	$2,115 per episode
April 1, 2001 through September 30, 2001	$2,264 per episode
October 1, 2001 through September 30, 2002	$2,274 per episode
October 1, 2002 through September 30, 2003	$2,159 per episode
October 1, 2003 through March 31, 2004	$2,231 per episode
April 1, 2004 through December 31, 2004	$2,213 per episode

With respect to Medicare reimbursement changes, the applicability of the reimbursement change is dependent upon the completion date of the episode; therefore, changes in reimbursement, both positive and negative, will impact the financial results of the Acquired Entities up to sixty days in advance of the effective date.

The base episode payment is adjusted by applicable regulations including, but not limited to, the following: a case mix adjuster consisting of 80 home health resource groups (“HHRG”), the applicable geographic wage index, low utilization, intervening events and other factors. The episode payment will be made to providers regardless of the cost to provide care. The services covered by the episode payment include all disciplines of care, in addition to medical supplies, within the scope of the home health benefit.

Revenue is recognized ratably on each day of a 60-day episode. If an episode completes prior to the 60th day, any remaining unrecognized revenue will be recognized upon completion. Any adjustments to claims in completed episodes are recognized at the time such adjustments are communicated by Medicare.

Non-Medicare Home Care Revenue

Non-Medicare revenue represents 20% of the Acquired Entities’ home care net revenues. The Acquired Entities have agreements with third party payors that provide for payments at amounts different from established rates. Gross revenue is recorded on an accrual basis based upon the date of service at amounts equal to the Acquired Entities’ established rates or estimated reimbursement rates, as applicable. Allowances and contractual adjustments are recorded for the difference between the established rates and the amounts estimated to be payable by third parties. These adjustments are deducted from gross revenue to determine net service revenue. Net service revenue is the estimated net amount realizable from patients, third party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements. Reimbursement from all payors, except Medicare, is primarily billed and revenue is recorded as services are rendered, based upon discounts from established rates.

The Acquired Entities

Notes to Combined Statement of Direct Revenues and Direct Operating Expenses

For the Year Ended December 31, 2003

Revenue Recognition - Hospice

Medicare Hospice Revenue

Medicare represents 71% of the Acquired Entities’ hospice net revenues. The Medicare program under the regulations established by 42CFR part 418 constitutes the reimbursement policy for hospice. Subpart G of 418 provides for a per diem payment to hospices, based on one of four prospectively determined rates for each day a qualified Medicare beneficiary is under the care of a hospice, regardless of whether the patient receives services and care. The four categories are:

1.	Routine home care

2.	Continuous home care

3.	Inpatient home care

4.	General inpatient care

The Balanced Budget Act of 1997 (“BBA”) amended reimbursement to establish updates to hospice rates for fiscal years 1998 through 2002. Hospice rates were updated by a factor equal to the market basket index, minus 1 percent. Pursuant to the BBA, fiscal years after 2002 shall experience rate increases equal to the market basket percentage. The rates are as follows for our respective hospice locations:

Service	Memphis	Birmingham
Routine Home Care	$113.75	$116.35
Continuous Home Care	$663.89	$679.09
Inpatient Respite Care	$118.62	$120.74
General Inpatient Care	$507.33	$518.12

The Acquired Entities are subject to limits for payments. For inpatient services the limit is based on inpatient care days. If inpatient care days provided to patients at a hospice exceeded 20% of the total days of hospice care provided for the year, then payment for days in excess of this limit are paid at the routine home care rate.

Overall payments made by Medicare are also subject to a cap amount calculated by the Medicare fiscal intermediary at the end of the hospice cap period. The hospice cap period runs from November 1st of each year through October 31st of the following year. Total Medicare payments during this period are compared to the cap amount for this period. Payments in excess of the cap amount must be returned to Medicare. The cap amount is calculated by multiplying the number of beneficiaries electing hospice care during the period by a statutory amount that is indexed for inflation. The per-beneficiary cap amount was $18,661 for the twelve-month period ending October 31, 2003. The per beneficiary cap amount for the twelve month period ending October 31, 2004 has not been published. Once published, the new cap amount will become effective retroactively for all services performed since November 1, 2003. The hospice cap amount is computed on a hospice-by-hospice basis.

Non-Medicare Hospice Revenue

Non-Medicare revenue represents 29% of the Acquired Entities’ hospice net revenue. Net patient service revenue is the estimated net realizable revenue from patients, Medicare, Medicaid, commercial insurance, managed care payors and others for services rendered. Payors may determine that the services provided are not covered and do not qualify for a payment or, for commercial payors, that payments are subject to usual and customary rates. To determine net patient service revenue, gross patient service revenue is adjusted for estimated payment denials and contractual adjustments based on estimated amounts payable by third parties. Net patient service revenue is recognized in the month in which services are rendered. The revenue that is recognized for Medicare and Medicaid revenue is calculated using daily or hourly rates for each of the four levels of care provided and is adjusted per geographical location.

The principal factors that impact net patient service revenue include the average daily census, levels of care provided to patients, and the changes in Medicare and Medicaid payment rates due to adjustments for inflation. Average daily census is affected by the number of patients referred and admitted into hospice program and the average length of stay of those patients once admitted. Average length of stay is impacted by patients’ decisions of when to enroll in hospice care after diagnoses of terminal illnesses and, once enrolled, the length of the terminal illnesses.

The Acquired Entities

Notes to Combined Statement of Direct Revenues and Direct Operating Expenses

For the Year Ended December 31, 2003

Direct Cost of Revenues

Direct cost of revenues reflect the cost of providing patient care including salaries and wages, contract labor, travel and supplies expense.

Direct Operating Expenses

Direct operating expenses include administrative salaries and wages, as well as general and administrative expenses for purchased services, supplies and other, bad debt expense, utilities, telephone, repairs, maintenance, travel, training, and building and equipment rent.

Indirect Expenses and Related Cost Allocations

The combined statement does not include interest expense, income taxes, or any indirect costs relating to functions such as personnel, legal, accounting, treasury, and information systems because these costs are not separately identified in the accounting records for the Acquired Entities. In addition, management believes that these costs would not be representative of the costs that would have been or will be incurred by the Acquired Entities operating independently of THC.

Bad Debt Expense

THC’s policy requires that all accounts receivable balances are reserved 100% when they become 180 days old.

Salary, Wage and Benefit Expenses

THC maintained a plan qualified under Section 401(k) of the Internal Revenue Code for all employees who have reached 21 years of age and have at least 30 days of service. Under the plan, eligible employees may elect to defer a portion of their compensation, subject to Internal Revenue Service limits. THC may make matching contributions equal to a discretionary percentage of the employee’s salary deductions. Such contributions were made in cash and invested according to the Acquired Entities employee’s selection.

4. Legal Proceedings and Contingencies

From time to time, the Acquired Entities are defendants in lawsuits arising in the ordinary course of business. Based on current knowledge, management believes that the resolution of these matters will not have a material adverse effect on the Acquired Entities’ financial condition or results of operations.

The Acquired Entities

(An aggregation of Individual Departments within eight Tenet Hospitals)

Combined Statements of Direct Revenues and Direct Operating Expenses

(Unaudited)

	For the three months ended
	March 31, 2004	March 31, 2003
	(Amounts in thousands)
Direct revenues, net	$4,737	$4,931
Direct cost of revenues	2,332	2,361

Gross profit	2,405	2,570
Direct operating expenses:
Salary, wage and benefit expenses	1,051	1,189
General and administrative expenses	650	341

Total direct operating expenses	1,701	1,530

Excess of direct revenues over direct expenses	$704	$1,040

See accompanying notes to combined statements of direct revenues and direct operating expenses.

The Acquired Entities

Unaudited Notes to Combined Statements of Direct Revenues and Direct Operating Expenses

For the Three Months ended March 31, 2004 and 2003

NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

1. Business Description

The operations of the Acquired Entities is a combination of six home care agencies and two hospice agencies that operated as departments of individual hospitals owned by Tenet Healthcare Corporation (“THC”). The businesses combined and their respective acquisition are as follows:

Home Health	Acquisition Date

1. Cypress-Fairbanks Home Health	March 1, 2004*
2. First Community Home Care	March 1, 2004*
3. Memorial Home Care	March 1, 2004*
4. Professional Home Health	March 1, 2004*
5. Brookwood Home Care Services	April 1, 2004
6. Spalding Regional Home Health	April 1, 2004
7. St. Francis Home Health and Hospice	April 1, 2004
8. Tenet Home Care of Broward County	May 1, 2004
9. Tenet Home Care of Miami-Dade	May 1, 2004
10. Tenet Home Care of Palm Beach	May 1, 2004

*- Agencies are excluded in the Combined Statements of Direct Revenues and Direct Operating Expenses. See Note 2.

Hospice

1. Brookwood Health Services, Inc.	April 1, 2004
2. St. Francis Home Health and Hospice	April 1, 2004

These operations are primarily located in the Southern and Southeastern United States.

2. Basis of Presentation

The combined statements of direct revenues and direct operating expenses included herein excluded the four entities acquired on March 1, 2004. The direct revenues and direct operating expenses for these four acquired entities are included in the consolidated statement of operations of Amedisys, Inc. beginning on March 1, 2004.

The accounting and reporting policies of the Acquired Entities conform to accounting principles generally accepted in the United States. Certain estimates and assumptions are required that affect the amounts as reported in the combined statements of direct revenues and direct operating expenses and accompanying notes. Actual results could differ from those estimates, and such differences could be material.

THC did not maintain distinct and separate accounts necessary to present full financial statements for the Acquired Entities. THC, through each of its owned hospitals, has historically tracked the operating results of the Acquired Entities by preparing statements of revenues and direct expenses. THC did not allocate indirect costs at the Acquired Entities level due to the immateriality of the Acquired Entities’ operations to total THC operations. Therefore, in lieu of a combined statement of operations presentation, a combined statement of revenues and direct operating expenses is presented. The combined statements of direct revenues and direct operating expenses include the revenues and operating expenses directly attributable to each location’s operations. Direct cost of revenues reflect the cost of providing patient care including salaries and wages, contract labor, travel and supplies expense. Direct operating expenses include administrative salaries and wages, as well as general and administrative expenses for purchased services, supplies and other, bad debt expense, utilities, telephone, repairs, maintenance, travel, training, and building and equipment rent. Building rent expense is an allocation from the hospital in which the Acquired Entity is located. The combined statements do not include interest expense, income taxes, or any indirect costs relating to functions such as personnel, legal, accounting, treasury, and information systems because these costs are not separately identified in the accounting records for the Acquired Entities. In addition, management believes that these costs would not be representative of the costs that would have been incurred by the Acquired Entities on a stand alone basis or as part of Amedisys, Inc.

A combined balance sheet of the Acquired Entities is not presented because all but an insignificant portion of the purchase price is allocable to tangible assets that are included in the Acquired Entities books. Approximately $19.0 million of the purchase price totalling $19.1 million was preliminarily allocated to intangible assets. Also, because THC did not account separately for the

The Acquired Entities

Unaudited Notes to Combined Statements of Direct Revenues and Direct Operating Expenses

For the Quarters ended March 31, 2004 and 2003

treasury operations of the Acquired Entities, i.e. cash was included in the enterprise cash management of THC rather than at the Acquired Entities level, it is impracticable to prepare a combined statement of cash flows.

3. Interim Financial Information

The statement of direct revenues and direct operating expenses for the three months ended March 31, 2004 and 2003 are unaudited. All adjustments and accruals (consisting of normal recurring adjustments) have been made, which in the opinion of management, are necessary for a fair presentation. Results of operations for the three months ended March 31, 2004 are not necessarily indicative of the results that may be expected for any future period.

4. Legal Proceedings and Contingencies

From time to time, the Acquired Entities are defendants in lawsuits arising in the ordinary course of business. Based on current knowledge, management believes that the resolution of these matters will not have a material adverse effect on the Acquired Entities’ financial condition or results of operations.

ANNEX B

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except per share information)

The following unaudited pro forma consolidated financial statements are derived from the historical consolidated financial statements of Amedisys, Inc. (the “Company”) and from the historical combined financial statements of Direct Revenues and Direct Operating Expenses related to the acquisition of the home health and hospice agencies of individual hospitals owned by Tenet Healthcare Corporation by the Company. On January 5, 2004, Amedisys, Inc. (the “Purchaser”) entered into an agreement to purchase certain assets and certain liabilities of ten home health agencies and two hospice agencies (collectively, the “Acquired Entities”) that operated as departments of individual hospitals owned by Tenet Healthcare Corporation. The Acquired Entities are Professional Home Health, Brookwood Home Care Services, Memorial Home Care, Spalding Regional Home Health, Tenet Home Care of Palm Beach, Tenet Home Care of Broward County, Tenet Home Care of Miami-Dade, First Community Home Care, Cypress-Fairbanks Home Health, St. Francis Home Health and Hospice, and Brookwood Health Services, Inc. The Purchaser had no material relationship with the Sellers or any of their affiliates prior to this transaction.

The transaction closed in three stages. Control over the first four agencies was transferred effective March 1, 2004. The second group was transferred effective April 1, 2004, with the final transfer effective May 1, 2004. The purchase price of approximately $19.1 million was comprised of $14.2 million in cash at initial closing, with the balance paid in two equal installments on April 1, 2004 and May 1, 2004.

The assets acquired consisted primarily of Medicare and Medicaid provider numbers; furniture, fixtures, equipment, and leasehold improvements; inventory; prepaid expenses; advances and deposits; office supplies; records and files; transferable governmental licenses and permits; and rights in, to and under specified licenses, contracts, leases and agreements. The liabilities assumed were the paid-time-off balances of the Sellers’ employees, the value of which was offset from the cash paid to Sellers at closing, and obligations arising on or subsequent to the closing dates under the assumed contracts. This acquisition was accounted for as a purchase.

The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only and may not be indicative of the results of operations that would have actually occurred if the transaction described had occurred as presented. In addition, future results may vary significantly from the results reflected in such statements. No pro forma balance sheet is presented because the transaction is already reflected in the Company’s Consolidated Balance Sheets for the quarter ended March 31, 2004 as filed in the Company’s Form 10-Q for that period. The statements of operations are presented on a pro forma basis to give effect to the acquisition of the Acquired Entities as if such transaction had been completed on January 1, 2003. The data presented of the Acquired Entities in the Pro Forma Condensed Consolidated Statement of Operations represents only the direct revenue and direct operating expenses of the Acquired Entities and do not include pro forma adjustments for interest expense, income taxes, indirect costs, or the conformity of accounting policies, for which certain differences exist in estimation methodologies or calculations. Such adjustments would require the use of forward-looking estimates and assumptions for which actual results could differ from those estimates, and those differences could be material. Additionally, the pro forma statements included herein do not include costs incurred or expected to be incurred with respect to corporate staffing increases and other additional overhead resulting from the acquisition. Such costs would include salaries, wages and benefit expenses, travel, training, and building rent. The data should be read in conjunction with the financial statements and the notes appearing elsewhere in this document.

Amedisys, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2003

(Amounts in thousands, except per share data)

	Amedisys	Acquired Entities	Adjustments	Pro Forma
Income
Net service revenue	$142,473	$26,716	$—	$169,189
Cost of service revenue	58,554	12,342	—	70,896

Gross Margin	83,919	14,374	—	98,293
General and administrative expenses:
Salaries and benefits	41,252	6,324	—	47,576
Other	28,329	2,804	—	31,133

Total general and administrative expenses	69,581	9,128	—	78,709
Operating income	14,338	5,246	—	19,584
Other income (expense):
Interest income	91	—	—	91
Interest expense	(1,293)	—	—	(1,293)
Miscellaneous	491	—	—	491

Total other expense, net	(711)	—	—	(711)
Income before income taxes	13,627	5,246	—	18,873
Income tax expense	5,220	—	(a) 1,994	7,214

Net income (loss)	$8,407	$5,246	$(1,994)	$11,659

Basic weighted average common shares outstanding	9,808	—	—	9,808
Basic income per common share	$0.86	$—	$—	$1.19

Diluted weighted average common shares outstanding	10,074	—	—	10,074
Diluted income per common share	$0.83	$—	$—	$1.16

(a)	– Provision for income tax expense is based on a 38% effective tax rate.

Amedisys, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Quarter Ended March 31, 2004

(Amounts in thousands, except per share data)

	Amedisys	Acquired Entities	Adjustments		Pro Forma
Income
Net service revenue	$47,339	$4,737	$	(a)990	$53,066
Cost of service revenue	19,480	2,332		(a)489	22,301

Gross margin	27,859	2,405		501	30,765
General and administrative expenses:
Salaries and benefits	12,557	1,051		(a)257	13,865
Other	8,397	650		(a)198	9,245

Total general and administrative expenses	20,954	1,701		455	23,110
Operating income	6,905	704		46	7,655
Other income (expense):
Interest income	52	—		—	52
Interest expense	(124)	—		—	(124)
Miscellaneous	(4)	—		—	(4)

Total other expense, net	(76)	—		—	(76)
Income before income taxes	6,829	704		46	7,579
Income tax expense	2,608	—		(b)285	2,893

Net income (loss)	$4,221	$704		$(239)	$4,686

Basic weighted average common shares outstanding	12,006	—		—	12,006
Basic income per common share	$0.35	$—		$—	$0.39

Diluted weighted average common shares outstanding	12,536	—		—	12,536
Diluted income per common share	$0.34	$—		$—	$0.37

(a)	– Represents two months of direct revenues and direct operating expenses for the four agencies acquired March 1, 2004.
(b)	– Provision for income tax expense is based on a 38% effective tax rate.